Exhibit 99.1

Open Text Announces Third Quarter 2005 Financial Results

WATERLOO, ON—May 5, 2005— Open Text™ Corporation (Nasdaq: OTEX; TSX: OTC), a leading provider of Enterprise Content Management (ECM) software (1), today announced financial results for its third fiscal quarter ended March 31, 2005.

Financial Highlights

Total revenue for the third quarter was $105.2 million, compared to $80.2 million in the same period last year. License revenue for the quarter was $33.0 million, compared to $34.5 million in the same period last year. Revenue results were broadly based, with 51% derived from Europe, 42% from North America and 7% from the Middle East and Asia.

Open Text reported adjusted net income for the third quarter of $10.7 million, or adjusted earnings per share on a diluted basis (EPS) of $0.21, compared to $0.25 adjusted EPS from the same period last year. Open Text had 51.7 million fully-diluted shares outstanding, for the 3 month period ended March 31, 2005. (2)

Net income for the third quarter in accordance with U.S. Generally Accepted Accounting Principles (GAAP) was $5.3 million, or $0.10 EPS on a diluted basis. This compares to GAAP net income of $3.3 million, or $0.07 EPS in the same period a year ago.

Total cash flow from operations in the third quarter was $30 million, up 94% from the same period last year. The total cash on hand at quarter end was $99 million or $1.91 per diluted share. Total deferred revenue at quarter end was $80 million, up 18% over the same period a year ago. Days Sales Outstanding (DSO) was 68 days. During the quarter, the Company repurchased approximately 1 million shares for cancellation at a cost of $18.9 million.

“Driven by a need for compliance and efficiency, more of our customers are electing to increase the size and mix of their deployments to the entire Livelink ECM suite.” said John Shackleton, President of Open Text. “As the leader in ECM, we remain confident in our business and believe that focusing on our profitably is the best route for our future success.”

Guidance

As announced on April 11, 2005, for the fourth quarter of fiscal 2005 (ending June 30, 2005), the Company estimates revenue of $115 to $125 million with adjusted EPS of $0.30 to $0.40.

Open Text’s actual results for future periods may vary from the guidance presented and such variations may be material. Please see note (2) below for a reconciliation of non GAAP based financial measures, used in this press release, to GAAP based financial measures.

Recent Highlights

1. Open Text Completes Rollout of Industry’s Most Advanced E-mail Management Solutions

Open Text has completed the rollout of the industry’s most advanced e-mail management software as part of its Livelink ECM Solutions. The solutions include the first-ever integrated platform combining e-mail archiving, records management and search capabilities.

For more information use the following link:

http://www.opentext.com/news/pr.html?id=1611

2. Open Text in “Leaders” Quadrant for Integrated Document Archiving and Retrieval Systems

Gartner’s well-known Magic Quadrants are graphical representations of a technology vendor’s performance in a market segment, and are based on Gartner’s analysis of the vendor’s vision and ability to execute that vision.

For more information use the following link:

http://www.opentext.com/news/pr.html?id=1591

3. German Banking Giant NORD/LB Chooses ECM Solution from Open Text

German bank Norddeutsche Landesbank (NORD/LB) has chosen Open Text’s Livelink to provide a full range of ECM capabilities to support its new staff information portal. NORD/LB is a global banking giant based in Hanover, Germany, with more than €200 billion in assets and about 9,500 employees.

For more information use the following link:

http://www.opentext.com/news/pr.html?id=1587

4. LiveLinkUp Europe 2005: Open Text comes to the User

Open Text hosted its user conference, LiveLinkUp Europe 2005. The central theme of the user conference was the Open Text SAP® strategy, which aims to integrate any type of business content in SAP processes. Open Text also unveiled its latest product roadmap, including tailored solutions for the manufacturing, banking and insurance, and pharmaceutical sectors, as well as public administration and media.

For more information use the following link:

http://www.opentext.com/news/pr.html?id=1578

Upcoming Investor Events

Open Text announced plans to participate in the following financial conferences. Note that event dates and times are subject to change after the release of this announcement. To confirm a date or learn about Webcast availability, visit the Company’s Web site closer to the event date at: www.opentext.com/investor/investor_events/

May 25, 2005

UBS Global Software and IT Services Conference

New York, NY

June 14, 2005

Merrill Lynch Growth Stock conference

Toronto, ON

Teleconference Call

Open Text will host a conference call on May 5, 2005, at 5:00 p.m. EDT to discuss its financial results.

Date:	Thursday, May 5th, 2005
Time:	5:00 p.m. EDT/2:00 p.m. PT
Length:	60 minutes
Where:	416-640-1907

Please dial-in approximately 10 minutes before the teleconference is scheduled to begin. A replay of the call will be available beginning May 5th, at 7:00 p.m. EDT through 11:59 p.m. on May 19th, 2005 and can be accessed by dialing 416-640-1917 and using pass code #21119847.

For more information or to listen to the call via Webcast, please use the following link:

www.opentext.com/events/event.html?id=5367923

Additional materials, including accompanying financial and operating statistics relating to these financial results, may be obtained from the investor site within the Open Text corporate Web site at: www.opentext.com/investor/quarterly_reports/index.html

About Open Text

Open Text™ is a market leader in providing Enterprise Content Management (ECM) solutions that bring together people, processes and information in global organizations. Today, the company supports almost 20 million seats across 13,000 deployments in 114 countries and 12 languages worldwide. For more information on Open Text, go to: www.opentext.com.

# # #

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 - Forward-looking statements in this press release are not promises or guarantees of future performance and are subject to risks and uncertainties, including the risk that the Company will need to make adjustments to its financial results as part of the Company’s quarterly and annual closing financial procedures and review by the Company’s auditors, that could cause the Company’s actual results to differ materially from those anticipated. The Company cautions you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Forward-looking statements relate to, among other things, the future performance of Open Text, the benefits and integration of any acquisition, the success of combined products following an acquisition, the strength of the Company’s pipeline, the Company’s growth and profitability prospects, the potential for growth in the ECM market and its estimated size, the Company’s position in the market and future opportunities therein, the benefits of the Company’s products to be realized by customers, and the demand for and the extent of deployment of the Company’s products. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances. The risks and uncertainties that may affect forward-looking statements include, among others, risks involved in the completion and integration of acquisitions, the possibility of fluctuations in currency exchange rates, the possibility of technical, logistical or planning issues in connection with deployments, the continuous commitment of the Company’s customers, demand for the Company’s products and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K for the year ended June 30, 2004 and the Quarterly Report on Form 10-Q for the quarters ended September 30, 2004 and December 31, 2004. Forward-looking statements are based on management’s beliefs and opinions at the time the statements are made, and the Company does not undertake any obligation to update forward-looking statements should circumstances or management’s beliefs or opinions change.

Copyright © 2005 by Open Text Corporation. LIVELINK, LIVELINK MEETINGZONE, and OPEN TEXT are trademarks or registered trademarks of Open Text Corporation in the United States of America, Canada, the European Union and/or other countries. This list of trademarks is not exhaustive. Other trademarks, registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text Corporation or other respective owners.

Notes

(1) Based on comparison of future revenue guidance publicly disseminated by companies in the Enterprise Content Management (“ECM”) sector. All dollar amounts in this press release are in US Dollars unless otherwise indicated.

(2) Use of Non-GAAP financial measures

In addition to reporting financial results in accordance with United States generally accepted accounting principles (“GAAP”), the Company provides certain non-GAAP financial measures that are not in accordance with GAAP. The Company’s definition of these non-GAAP financial measures do not have a standardized meaning prescribed by GAAP and may be different from similar non-GAAP financial measures used by other companies and may differ from period to period. The Company uses the financial measures adjusted net income and adjusted EPS to supplement the information provided in its consolidated financial statements, which are presented in accordance with GAAP. The presentation of adjusted EPS and adjusted net income is not meant to be a substitute for net income per share or net income, respectively, presented in accordance with GAAP, but rather should be evaluated in conjunction with such GAAP measures. Adjusted EPS and adjusted net income are calculated as net income (or per share on a diluted basis, as applicable), excluding the amortization of acquired intangible assets, other income (loss), and restructuring, all net of tax. The Company’s management believes that the presentation of adjusted EPS and adjusted net income provides useful information to investors because it excludes non-operational charges and allows investors to evaluate the operational and financial performance of the Company’s core business and is therefore a better indication of Open Text’s performance or expected performance of recurring operations and facilitates period-to-period comparison of operating performance.

The following charts provide reconciliation (unaudited) of GAAP based financial measures to non-GAAP based financial measures referred to in this press release:

Reconciliation (unaudited) of GAAP based Net Income to Adjusted Net Income (in thousands of US dollars) for the fiscal quarters ended March 31, 2005 and 2004:

	Three months ended March 31, 2005	Three months ended March 31, 2004
GAAP based “Net Income”	$5,342	$3,279
Amortization of intangibles	6,424	3,062
Restructuring	(275)	10,005
Other (Income)/Expense	1,215	(817)
Tax Impact on Above	(2,045)	(3,357)
Non-GAAP based “Adjusted Net Income”	$10,661	$12,172

Reconciliation (unaudited) of GAAP based EPS to non-GAAP based EPS for the fiscal quarters ended March 31, 2005 and 2004; EPS has been calculated on a diluted basis:

	Three months ended March 31, 2005	Three months ended March 31, 2004
GAAP based EPS	$0.10	$0.07
Amortization of intangibles	0.12	0.06
Restructuring	—	0.21
Other (Income)/Expense	0.03	(0.02)
Tax Impact on Above	(0.04)	(0.07)
Non-GAAP EPS	$0.21	$0.25

The guidance presented is based on (a) financial information prepared by Open Text consistent with the manner in which it reports its revenue, adjusted EPS and net income per share in accordance with GAAP and (b) the assumptions referred to in note (2). This guidance assumes minimal fluctuations of currency exchange rates.

The following assumptions of Company management are an integral part of the guidance presented for the quarter ending June 30, 2005. Open Text’s actual results for future periods may vary from the guidance presented and such variations may be material.

(a) The guidance assumes a fully diluted weighted average number of shares for the quarter ended ending June 30, 2005, of approximately 51.0 million shares.

(b) Assumptions have been made concerning revenue growth and income tax rates that will be in effect and which may change depending upon both the timing and jurisdiction of future revenues.

For more information, please contact:

Greg Secord

Director, Investor Relations

Open Text Corporation

519-888-7111 ext.2408

gsecord@opentext.com

Anne Marie Rahm

Director, Investor Relations

Open Text Corporation

617-204-3359

arahm@opentext.com

Alan Hoverd

Chief Financial Officer

Open Text Corporation

905-762-6222

ahoverd@opentext.com

OPEN TEXT CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of US dollars, except per share data)

	Three months ended March 31,		Nine months ended March 31,
	2005	2004	2005	2004
Revenues:
License	$33,033	$34,534	$99,559	$79,294
Customer support	46,902	28,578	132,236	69,926
Service	25,232	17,103	73,660	36,854

Total revenues	105,167	80,215	305,455	186,074

Cost of revenues:
License	2,970	2,610	8,175	6,451
Customer support	9,010	5,608	24,566	12,843
Service	20,782	11,992	60,021	28,321

Total cost of revenues	32,762	20,210	92,762	47,615

Gross profit	72,405	60,005	212,693	138,459

Operating expenses:
Research and development	18,253	10,529	48,778	28,484
Sales and marketing	28,296	23,234	84,580	55,541
General and administrative	10,068	6,841	31,490	15,082
Depreciation	3,044	1,808	8,032	4,474
Amortization of acquired intangible assets	6,424	3,062	17,999	5,884
Provision for restructuring	(275)	10,005	(1,724)	10,005

Total operating expenses	65,810	55,479	189,155	119,470

Income from operations	6,595	4,526	23,538	18,989
Other income (expense)	(1,215)	817	(3,839)	1,305
Interest income	454	517	1,059	954

Income before income taxes	5,834	5,860	20,758	21,248
Provision for income taxes	1,449	1,556	5,479	5,897

Income before minority interest	4,385	4,304	15,279	15,351
Minority interest	(957)	1,025	(47)	1,025

Net income for the period	$5,342	$3,279	$15,326	$14,326

Basic earnings per share	$0.11	$0.07	$0.30	$0.35

Diluted earnings per share	$0.10	$0.07	$0.29	$0.32

Weighted average number of Common Shares outstanding
Basic	49,547	43,988	50,413	41,385

Diluted	51,733	47,777	52,754	44,649

OPEN TEXT CORPORATION

UNAUDITED PRO FORMA SUPPLEMENTAL INFORMATION

FOR THE THREE AND NINE MONTH PERIODS ENDED MARCH 31, 2005 AND 2004

(In thousands of US dollars, except per share data)

	Three month period ended		Nine month period ended
	March 31, 2005	March 31, 2004	March 31, 2005	March 31, 2004
Net income (loss)	$5,342	$3,279	$15,326	$14,326

Adjustments:
Provision for restructuring	(275)	10,005	(1,724)	10,005
Amortization of acquired intangible assets	6,424	3,062	17,999	5,884
Other (income) expense	1,215	(817)	3,839	(1,305)
Tax impact on above items	(2,045)	(3,357)	(5,346)	(3,357)

Total adjustments	5,319	8,893	14,768	11,227

Adjusted net income	$10,661	$12,172	$30,094	$25,553

Adjusted diluted net income per share	$0.21	$0.25	$0.57	$0.57

Shares used to compute diluted earnings per share	51,733	47,777	52,754	44,649

OPEN TEXT CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of US dollars, except share data)

	March 31, 2005	June 30, 2004
ASSETS
Current assets:
Cash and cash equivalents	$98,926	$156,987
Accounts receivable - net of allowance for doubtful accounts of $3,077 as of March 31, 2005 and $3,628 as of June 30, 2004	78,958	82,996
Income taxes recoverable	19,766	7,041
Prepaid expenses and other current assets	9,829	6,550
Deferred tax asset	12,100	18,776

Total current assets	219,579	272,350

Capital assets	32,729	24,678

Goodwill	243,899	223,752
Deferred tax asset	31,239	27,668
Acquired intangible assets	134,770	116,588
Other assets	3,239	3,619

	$665,455	$668,655

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$75,162	$94,075
Deferred revenues	79,561	62,661
Deferred tax liability	9,622	10,892

Total current liabilities	164,345	167,628

Long term liabilities:
Accrued liabilities	29,453	21,520
Deferred revenues	437	915
Deferred tax liability	33,263	35,536

Total long term liabilities	63,153	57,971

Minority interest	6,513	10,051

Shareholders’ equity:
Share capital 49,040,997 and 51,054,786 Common Shares issued and outstanding at March 31,2005, and June 30, 2004, respectively	414,207	427,015
Additional Paid in Capital	22,341	—
Warrants issued	—	22,705
Accumulated other comprehensive income:
Cumulative translation adjustment	24,417	1,814
Accumulated deficit	(29,521)	(18,529)

Total shareholders’ equity	431,444	433,005

	$665,455	$668,655

OPEN TEXT CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF CASHFLOWS

(In thousands of US dollars)

	Three months ended March 31,		Nine months ended March 31,
	2005	2004	2005	2004
Cash flows from operating activities:
Net income for the period	$5,342	$3,279	$15,326	$14,326
Non-cash items:
Depreciation and amortization	9,468	4,870	26,031	10,358
Provision for (recovery of) restructuring charges	(275)	10,005	(1,724)	10,005
Undistributed earnings related to Minority Interest	(957)	1,025	(47)	1,025
Deferred income taxes	4,464	(2,494)	7,690	(2,394)
Other	572	(970)	1,362	(2,470)

Changes in operating assets and liabilities
Accounts receivable	6,573	(3,799)	10,034	(3,828)
Prepaid expenses and current assets	(1,732)	(559)	(2,637)	(328)
Income taxes	(4,564)	(1,249)	(11,255)	(1,249)
Accounts payable and accrued liabilities	(6,903)	(1,889)	(8,735)	(5,946)
Deferred revenue	17,932	7,176	10,701	1,136

Net cash provided by operating activities	29,920	15,395	46,746	20,635

Cash flows used in investing activities:
Acquisitions of capital assets	(4,910)	(1,530)	(12,581)	(3,472)
Purchase of Optura, net of cash acquired	(3,345)	—	(3,345)	—
Purchase of Vista, net of cash acquired	—	—	(23,690)	—
Purchase of Artesia, net of cash acquired	—	—	(5,057)	—
Purchase of Gauss Interprise AG, net of cash acquired	(66)	—	(1,045)	(9,764)
Purchase of SER, net of cash acquired	—	—	(861)	(3,403)
Purchase of IXOS net of cash acquired	(3,478)	24,637	(7,753)	24,637
Other acquisitions	—	(38)	(333)	(1,987)
Cash restricted for acquisitions	—	46,837	—	—
Business acquisition costs	(1,054)	(4,841)	(8,228)	(6,642)
Other	—	(281)	—	(281)

Net cash provided by (used in) investing activities	(12,853)	64,784	(62,893)	(912)

Cash flow from financing activities:
Payments of obligations under capital leases	—	(74)	(48)	(224)
Proceeds from issuance of Common Shares	1,598	6,938	4,667	16,325
Proceeds from warrants	45	1,120	770	1,120
Repurchase of Common Shares	(18,950)	—	(47,792)	—
Repayment of short term Bank Loan	—	—	(2,189)	—
Other	—	(56)	—	(724)

Net cash provided by (used in) financing activities	(17,307)	7,928	(44,592)	16,497

Foreign exchange gain (loss) on cash held in foreign currency	(3,008)	(184)	2,678	570

Increase (Decrease) in cash and cash equivalents during the period	(3,248)	87,923	(58,061)	36,790
Cash and cash equivalents at beginning of period	102,174	65,421	156,987	116,554

Cash and cash equivalents at end of period	$98,926	$153,344	$98,926	$153,344